      COVER
                                                                           UBS

                                   EXHIBIT D-2

                          FORM OF SECOND DEED OF TRUST


                                          State              Site No.
                                                -----------          ----------

                              SECOND DEED OF TRUST,
                  LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT,
                ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING


Trustor:          PAYLESS CASHWAYS, INC.
                  2300 Main Street
                  Kansas City, Missouri  64108


Beneficiary:      CANADIAN IMPERIAL BANK OF COMMERCE,
                    as Coordinating and
                    Collateral Agent
                  425 Lexington Avenue
                  New York, New York  10017


Trustee:


Deed of Trust
  Amount:                  $____________


Date:                      December 2, 1997


Premises:


Record and                 SHOOK, HARDY & BACON L.L.P.
Return to:                 1200 Main St., Suite 3000
                           Kansas City, MO 64105
                           Attn.: Richard D. Woods, Esq.

     SECOND DEED OF TRUST, LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING, dated as of December 2, 1997, by and among PAYLESS CASHWAYS, INC., a Delaware corporation, having an office at 2300 Main Street, Kansas City, Missouri 64108 ("Trustor"), _______________________, a _____________ having an office at ____
_______________________ ("Trustee"), and CANADIAN IMPERIAL BANK OF COMMERCE, as Coordinating and Collateral Agent under the Agreement (as hereinafter defined), having an office at 425 Lexington Avenue, New York, New York 10017 ("Beneficiary").

                                   DEFINITIONS

     Trustor and Beneficiary agree that all capitalized terms used but not defined herein are defined in or by reference to the Agreement and shall have the same meanings herein as therein. Trustor and Beneficiary further agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms.

     "Agreement" means that certain Amended and Restated Credit Agreement dated on or about the date hereof by and among Payless Cashways, Inc., the Lenders signatory thereto, the Underwriters, U.S. Bank National Association, as a Fronting Bank, and Canadian Imperial Bank of Commerce, as Fronting Bank and as Coordinating and Collateral Agent for the Lenders, the Fronting Banks, the Underwriters and the other Secured Parties, together with any future amendments, amendments and restatements, extensions, modifications or supplements thereto or thereof.

     "Bankruptcy Case" means In re Payless Cashways, Inc., Case No. 97-50543 in the Bankruptcy Court.

     "Bankruptcy Code" means 11 U.S.C. ss.101 et seq.

     "Bankruptcy Court" means the United States Bankruptcy Court for the Western District of Missouri.

     "Bankruptcy Reorganization Plan" means Payless' plan of reorganization in the Bankruptcy Case, as confirmed by the Bankruptcy Court.

     "Deed of Trust" means this Second Deed of Trust, Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing together with any future amendments, amendments and restatements, extensions, modifications or supplements hereto or hereof.

     "Deed of Trust  Amount"  means  the  principal  sum of  $_________________.

     "Default" means Default, as that term is defined in the Agreement.

     "Default Rate" means the rate of interest specified in Section 2.8(a) of the Agreement.

     "DIP Agent" means the DIP Agent, as that term is defined in the Agreement.

     "DIP Credit Agreement" means the Revolving Credit Agreement, dated as of July 21, 1997, among Payless, as a Debtor-in-Possession, the Lenders, the Underwriters and the Fronting Banks party thereto and Canadian Imperial Bank of Commerce, as Coordinating and Collateral Agent, together with any amendments, amendments and restatements, extensions, modifications or supplements thereto or thereof prior to the date of the Agreement.

     "DIP Obligations" means the DIP Obligations, as that term is defined in the Agreement.

     "Event of Default" means the events and circumstances described as such in Article II hereof.

     "Fixtures" means all of Trustor's right, title and interest in all furniture, furnishings, partitions, screens, awnings, venetian blinds, window shades, draperies, carpeting, pipes, ducts, conduits, dynamos, motors, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, elevators, escalators, vacuum cleaning systems, call systems, switchboards, sprinkler systems, fire prevention and extinguishing apparatus, refrigerating, air conditioning, heating, dishwashing, plumbing, ventilating, gas, steam, electrical and lighting fittings and fixtures, licenses or permits of any kind and all building materials, equipment and goods now or hereafter delivered to the Premises (hereinafter defined) and intended to be installed therein, and all other machinery, fixtures, tools, implements, apparatus, appliances, equipment, goods, facilities and other personal property of similar character in which Trustor now has, or at any time hereafter acquires, an interest and which are now or hereafter affixed or attached to, or used in connection with the enjoyment, occupancy and/or operation of, all or any portion of the Premises, together with all renewals, replacements and substitutions thereof and additions and accessions thereto and the proceeds of all of the foregoing items.

     "Fronting Banks" means the Fronting Banks, as that term is defined in the Agreement.

     "Improvements" means all buildings, structures and other improvements presently existing or hereafter constructed on the land described in Exhibit A attached hereto.

     "Lease" has the meaning ascribed to such term in Section 3.01 hereof.

     "Leasehold" has the meaning ascribed to such term in paragraph "F" of the Granting Clause, below.

     "Leasehold Interest" has the meaning ascribed to such term in paragraph "F" of the Granting Clause, below.

     "Lenders" means the Lenders, as that term is defined in the Agreement.

     "Lessee" has the meaning ascribed to such term in Section 3.01 hereof.

     "Loan Documents" means the Loan Documents, as that term is defined in the Agreement.

     "Loans" means the Loans, as that term is defined in the Agreement.

     "Mortgaged Property" has the meaning ascribed to such term in the Granting Clause, below.

     "Notes" means the Notes, as that term is defined in the Agreement.

     "Payless" means Payless Cashways, Inc., an Iowa corporation.

     "Post-Petition Mortgage Liens" has the meaning ascribed to such term in the fourth WHEREAS clause, below.

     "Pre-Petition Agent" means the Pre-Petition Agent, as that term is defined in the Agreement.

     "Pre-Petition Credit Agreement" means the Amended and Restated Credit Agreement dated as of October 3, 1996, by and among Payless, the lenders signatory thereto, Canadian Imperial Bank of Commerce, as letter of credit bank and as administrative and collateral agent, and The Bank of Nova Scotia, NationsBank of Texas, N.A. and Bank of America National Trust and Savings, as
co-agents, together with any amendments, amendments and restatements, extensions, modifications or supplements thereto or thereof prior to the date of the Agreement.

     "Pre-Petition Obligations" means the Pre-Petition Obligations, as that term is defined in the Agreement.

     "Premises" means the land described in Exhibit A annexed hereto, together with the Improvements thereon or to be constructed thereon or therein, and all of the easements, rights, privileges and appurtenances thereunto belonging or in anywise appertaining thereto including, but not limited to, all of the estate, right, title, interest, claim or demand whatsoever of Trustor therein and in and to the strips and gores, streets and ways adjacent thereto, whether in law or in equity, in possession or expectancy, now or hereafter acquired and also any other realty, Leaseholds (hereinafter defined), or Fixtures encompassed by the term "Mortgaged Property", elsewhere herein defined.

     "Prior Deed of Trust" means that Deed of Trust, Mortgage and Security Agreement executed by Trustor to The Prudential Insurance Company of America, dated [June 15, 1989] [_______________, 19__ and recorded on [________, 1989]
[____________, 19___], as assigned to Prior Beneficiary and amended by that certain Amendment to Deed of Trust, Mortgage and Security Agreement dated _________, 1997, as amended, amended and restated, supplemented or otherwise modified to the extent permitted by the Agreement.

     ["Prior Beneficiary" means UBS Mortgage Finance, Inc., as beneficiary under the Prior Deed of Trust.]

     "Rents" has the meaning ascribed to such term in Section 3.01 hereof.

     "Secured Obligations" has the meaning ascribed to such term in the paragraph entitled "Secured Obligations" below.

     "Secured Parties" means Secured Parties, as that term is defined in the Agreement.

     "UBS Collateral" means the real property listed on Schedule 1.1(c) to the Agreement, together with improvements, fixtures and appurtenances relating thereto, which is collateral pursuant to the relevant UBS Loan Documents.

     "UBS Loan Agreement" means that certain Amended and Restated Loan Agreement, dated December 2, 1997, between Trustor and Prior Beneficiary, as the same may be hereafter amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section 5.04 hereof.

     "UBS Loan Documents" means the UBS Loan Agreement, each of the mortgages and deeds of trust heretofore delivered by Trustor to Prior Beneficiary with respect to UBS Collateral, as amended as of December 2, 1997 and any and all documents, agreements and instruments related thereto, each as may be amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section 5.04 hereof.

     "Underwriters"  means  Underwriters,   as  that  term  is  defined  in  the
Agreement.

                              W I T N E S S E T H :

     WHEREAS, on July 21, 1997, Payless filed a voluntary petition of bankruptcy under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and

     WHEREAS, prior to the commencement of the Bankruptcy Case, Payless was obligated to the Lenders or their predecessors-in-interest pursuant to, among other things, the Pre-Petition Credit Agreement; and


     WHEREAS, during the Bankruptcy Case, Payless became obligated to certain of the Lenders pursuant to the DIP Credit Agreement; and

     WHEREAS, pursuant to the orders of the Bankruptcy Court entered on July 21, 1997 and August 20, 1997 in the Bankruptcy Case, the DIP Agent and the Pre-Petition Agent were granted liens (the "Post-Petition Mortgage Liens") on the Mortgaged Property to secure the Pre-Petition Obligations and the DIP Obligations; and

     WHEREAS, as contemplated by Payless' Bankruptcy Reorganization Plan, Payless has merged with and into Trustor, with Trustor being the sole surviving entity; and

     WHEREAS, pursuant to the terms of the Bankruptcy Reorganization Plan and the Agreement, the parties have agreed among other things, (i) to permit the merger of Payless into Trustor, (ii) to secure various obligations of Payless (as Trustor's predecessor) in respect of the Pre-Petition Obligations and the DIP Obligations, and (iii) without duplication, to secure all obligations, whether now existing or hereafter incurred or arising, of Trustor under the Agreement, the Notes and/or the other Loan Documents, including, without limitation, the Secured Obligations; in each case as more particularly set forth in the Agreement and this Deed of Trust; and

     WHEREAS, Trustor is the actual, record and beneficial owner of the Premises or owns an actual beneficial interest therein; and

     WHEREAS, Trustor has agreed pursuant to the terms of the Agreement, the Notes, and/or the other Loan Documents evidencing the Secured Obligations to be liable for the Secured Obligations; and

     WHEREAS, the parties intend that the Secured Obligations shall be secured by this Deed of Trust.

                                 GRANTING CLAUSE

     NOW, THEREFORE, Trustor, in consideration of the premises, and in order to secure the payment in full of the Deed of Trust Amount, the Secured Obligations, all interest due thereon and all other costs and expenses and other amounts due hereunder and in respect of the Secured Obligations, and the performance and discharge of all the provisions hereof, of the Secured Obligations and all other Loan Documents, hereby confirms the Post Petition Mortgage Liens and gives, grants, bargains, sells, conveys, pledges and grants a security interest to Trustee in trust, with power of sale for the benefit of Beneficiary, all of Trustor's estate, right, title and interest in, to and under any and all of the following described property whether now owned or hereafter acquired (all such properties being collectively referred to as the "Mortgaged Property") subject, however, to the Prior Deed of Trust:

     A. All Trustor's right, title and interest in and to the Premises and all right, title and interest of Trustor in and to the Improvements on the Premises or to be constructed thereon and all Fixtures now or hereafter situated in, on or about, or affixed or attached to the Improvements or the Premises or any building, structure or other improvement now or hereafter standing, constructed or placed upon or within the Premises, and all and singular the tenements, hereditaments, easements, rights-of-way or use, rights, privileges and appurtenances to the Premises, now or hereafter belonging or in anywise appertaining thereto, including, without limitation, any such right, title, interest, claim and demand in, to and under any agreement granting, conveying or creating, for the benefit of the Premises, any easement, right or license in any way affecting other property and in, to and under any streets, ways, alleys, vaults, gores or strips of land adjoining the Premises, or any parcel thereof, and all claims or demands either in law or in equity, in possession or expectancy, of, in and to the Premises.

     B. All right, title and interest of Trustor in and to all awards heretofore made or hereafter to be made for the taking by eminent domain of the whole or any part of the above described premises, or any estate or easement therein, including any awards for change of grade of streets, all of which awards are hereby assigned to Trustee and Beneficiary, which Trustee and Beneficiary are hereby authorized to collect (unless provided otherwise in the Agreement) and receive the proceeds of such awards and to give proper receipts and acquittances therefor and Trustee and Beneficiary shall have the right and option to apply such excess towards the payment of any sum owing on account of this Deed of Trust and the Secured Obligations secured thereby, notwithstanding the fact that such sum may not then be due and payable.

     C. The Fixtures and the products and proceeds thereof.

     D. All present and future leases, subleases and licenses and any guarantees thereof, rents, issues and profits and additional rents now or at any time hereafter covering or affecting all or any portion of the Mortgaged Property and all proceeds of, and all privileges and appurtenances belonging or in any way appertaining to, the Mortgaged Property, or any part thereof, and all other property subjected or required to be subjected to the lien and/or security interest of or conveyed pursuant to the terms of this Deed of Trust, including, without limitation, all of the income, revenues, earnings, rents, maintenance payments, tolls, issues, awards (including, without limitation, condemnation awards and insurance proceeds), products and profits thereof, which income, revenues, earnings, rents, maintenance payments, tolls, issues, awards, products and profits are hereby expressly assigned with the right to take and collect the same upon the terms hereinafter set forth; and all the estate, right, title, interest and claim whatsoever, at law and in equity, which Trustor now has or may hereafter acquire in and to the aforementioned property and every part thereof; provided, that so long as no Event of Default (as hereinafter defined) shall have occurred and be continuing, all such income, revenues, earnings, rents, maintenance payments, tolls, issues, awards, products and profits shall remain with and under the control of Trustor except as otherwise expressly provided herein or in any other written agreement between Trustor and Beneficiary.

     E. All right, title and interest of Trustor in and to all agreements, or contracts, now or hereafter entered into for the sale, leasing, brokerage, development, construction, renovation, management, maintenance and/or operation of the Premises (or any part thereof), including all moneys due and to become due thereunder, and all permits, licenses, bonds, insurance policies, plans and specifications relative to the construction and/or operation of the Improvements upon the Mortgaged Property.

     F. All right, title and interest (including, without limitation, all present and future rights to possession and use, and all present and future options and other rights to renew and to purchase) of Trustor, as lessee or sublessee, under any leases, subleases, licenses, occupancy agreements or concessions now in effect or to be entered into hereafter (collectively, the "Leasehold Instruments") whereby Trustor has any right to the use, possession or occupancy of the Premises or any part thereof (collectively, the "Leaseholds").

     G. All of Trustor's claims and rights to the payment of damages arising from any rejection of a Leasehold or a Lease under or pursuant to the Bankruptcy Code.

     H. All of Trustor's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. ss.365(h), including, without limitation, all of Trustor's rights to remain in possession of the Premises.

     I. Any other property and rights which are, by the provisions of the Agreement or any other Loan Document, required to be subject to the lien hereof or conveyed pursuant to the terms hereof, and any additional property and rights that may from time to time hereafter by installation in or on the Mortgaged
Property, or by writing of any kind, or otherwise, be subjected to the lien hereof by Trustor or by anyone on its behalf.

     J. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, and all right, title and interest of Trustor in and to all unearned premiums accrued, accruing and to accrue under any or all insurance policies obtained by Trustor.

     TO HAVE AND TO HOLD the Mortgaged Property, subject to the Prior Deed of Trust, unto Trustee for the benefit of Beneficiary and its successors and assigns, upon the terms, provisions and conditions herein set forth, forever, and Trustor does hereby bind itself and its successors, legal representatives, and assigns to warrant and forever defend all and singular the Mortgaged Property unto Beneficiary and Trustee and their successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, subject to the rights of the Prior Beneficiary.

     IN TRUST, to secure the payment and performance of the Secured Obligations, whereupon this Deed of Trust shall cease and be void and the Mortgaged Property shall be released at the cost of Trustor.

                               SECURED OBLIGATIONS

     This Deed of Trust, and all rights, titles, interests, liens, security interests, powers, privileges and remedies created hereby or arising hereunder or by virtue hereof, are given to secure the payment and performance of all indebtedness, obligations and liabilities arising under the Notes, the Agreement, this Deed of Trust and any other Loan Document, and any renewals, extensions, amendments, amendments and restatements, supplements or modifications thereof or thereto, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, and any and all fees, costs or expenses incurred by Beneficiary or Trustee or the other Secured Parties, including, but not limited to, interest accruing at the then applicable rate provided in the Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Agreement or other applicable agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Trustor on the Loans and on all other obligations of the Trustor to the Secured Parties, taxes, recording expenses and attorneys' fees in connection with the execution and delivery of any of the aforesaid and the consummation of the transactions contemplated thereby, the administration thereof, and, after default, the administration and collection thereof, all costs incurred of whatever nature by Beneficiary and Trustee in the exercise of any rights hereunder or under any Loan Document and all other amounts payable by Trustor under this Deed of Trust (all of the foregoing indebtedness, obligations and liabilities being referred to herein as the "Secured Obligations").

                                    ARTICLE I

                     PARTICULAR WARRANTIES, REPRESENTATIONS
                            AND COVENANTS OF TRUSTOR

     Section 1.01 Warranties and Representations. Trustor hereby warrants and represents as follows:

          (a) Trustor is the actual, record and beneficial owner of the Premises and holder of a good and marketable title to an indefeasible leasehold estate in the Leaseholds or owns an actual beneficial interest therein and fee estate in the rest of the Mortgaged Property, subject only to such exceptions to title as are listed in the title policy insuring the lien of this Deed of Trust and approved by Beneficiary and the Prior Beneficiary as permitted exceptions. Trustor is the owner of all of the remaining Mortgaged Property; Trustor will own the Fixtures free and clear of liens and claims except the Prior Deed of Trust and liens and claims in favor of Beneficiary; and this Deed of Trust is and will remain a valid and enforceable lien on the Mortgaged Property subject only to the permitted exceptions referred to above.

          (b) Trustor has full power and lawful authority, and has obtained the written consent of the Prior Beneficiary, to convey, pledge and encumber the Mortgaged Property in the manner and form herein done or intended hereafter to be done. Trustor will preserve such title, and will forever warrant and defend the validity and priority of the lien hereof, against the claims of all persons and parties whomsoever.

          (c) Except as otherwise specified in the Title Policy (as defined in the Agreement) or in the Survey (as defined in the Agreement), the Premises is not located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards or if it so located, flood insurance acceptable to Beneficiary has been obtained.

     Section 1.02 Further Assurances. Trustor will, at its sole expense, do, execute, acknowledge and deliver every further act, deed, conveyance, mortgage, assignment, notice of assignment, transfer or assurance as Beneficiary shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Ben-eficiary the property and rights hereby conveyed, mortgaged or assigned or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey, mortgage or assign to Trustee or Beneficiary or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, and for filing, registering or recording this Deed of Trust and, on demand, will execute and deliver, and hereby authorizes Beneficiary or Trustee to execute in the name of Trustor to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, and renewals thereof, to evidence more effectively the lien hereof upon the Fixtures.

     Section 1.03 Filings, Recordings and Payments. (a) Trustor forthwith upon the execution of this Deed of Trust, and thereafter from time to time, will, at its expense, cause this Deed of Trust and any security instrument creating a lien or evidencing the lien hereof upon the Fixtures and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Trustee and Beneficiary in, the Mortgaged Property.

          (b) Trustor will pay all taxes, filing, registration and recording fees, and all expenses incident to the execution and acknowledgment of this Deed of Trust, any supplemental deed of trust, any other Loan Document, and any security instrument with respect to the Fixtures, and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Agreement, this Deed of Trust, any supplemental deed of trust, any other Loan Document, any security instrument with respect to the Fixtures or any instrument or further assurance, other than income, franchise or other similar taxes imposed on Beneficiary in respect of income derived by Beneficiary under the Secured Obligations.

     Section 1.04 Payment of Sums Due. Trustor will punctually pay the principal and interest and all other sums to become due in respect of the Agreement and any other Loan Document at the time and place and in the manner specified in the Agreement and any other Loan Document, according to the true intent and meaning thereof and without offset, counterclaim, defense or cause of action of any kind whatsoever, and without deduction or credit for any amount payable for taxes, all in immediately available funds in Dollars.

     Section 1.05 After Acquired Property. All right, title and interest of Trustor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by or released to Trustor or constructed, assembled or placed by Trustor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Trustor, shall become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Trustor and specifically described in the granting clauses hereof (subject to the rights of the Prior Beneficiary),but at any and all times Trustor will execute and deliver to Beneficiary any and all such further assurances, mortgages, deeds of trust, conveyances or assignments thereof as Beneficiary may reasonably require for the purpose of expressing and specifically subjecting the same to the lien of this Deed of Trust.

     Section 1.06 Taxes, Fees and Other Charges. (a) Trustor, from time to time when the same shall become due, and prior to the date of imposition of interest or penalty (except as otherwise permitted in the Agreement), will pay and discharge, or cause to be paid and discharged, all taxes of every kind and nature (including real and personal property taxes and income, franchise, withholding, transfer or recordation taxes, profits and gross receipt taxes), all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges, whether of a like or different nature, imposed upon or assessed against it or the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Premises or arising in respect of the occupancy, use or possession thereof. Trustor will, at any time upon request by Beneficiary, promptly deliver to Beneficiary receipts evidencing the payment of same.

     Subject to the Prior Deed of Trust, upon the occurrence of an Event of Default under the Agreement, Beneficiary may, at any time and from time to time, at its option, to be exercised by written notice to Trustor, require the deposit by Trustor at the time of each payment of an installment of interest or principal under the Agreement of an additional amount sufficient to discharge the obligations under this subsection (a) when they become due. The determination of the amount so payable and of the fractional part thereof to be deposited with Beneficiary, so that the aggregate of such deposit shall be sufficient for this purpose, shall be made by Beneficiary in its sole discretion. Such amounts shall be held by Beneficiary without interest in an account acceptable to Beneficiary and applied to the payment of the obligations in respect to which such amounts were deposited or, at the option of Beneficiary and subject to applicable law, to the payment of the Secured Obligations in such order or priority as Beneficiary shall determine consistent with the Agreement, on or before the respective dates on which the same or any of them would become delinquent. If one month prior to the due date of any of the obligations under this subsection (a) the amounts then on deposit therefor shall be insufficient for the payment of such obligations in full, subject to the Prior Deed of Trust, Trustor within ten (10) days after demand, shall deposit the amount of the deficiency with Beneficiary. Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under the provisions of this Deed of Trust or of any statute or rule of law to pay any such amount and to add the amount so paid together with interest at the Default Rate to the indebtedness hereby secured.

          (b) Except as otherwise permitted in the Agreement, Trustor will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of Trustor, without expense to Beneficiary.

     Section 1.07 Intentionally Deleted.

     Section 1.08 Insurance. (a) Trustor agrees to at all times provide, maintain and keep in force the policies of insurance required to the maintained pursuant to the terms of the Agreement.

          (b) In the event Trustor fails to provide, maintain, keep in force or deliver and furnish to Beneficiary the policies of insurance required by the Agreement or this Deed of Trust, Beneficiary may procure such insurance or single-interest insurance for such risks covering Beneficiary's interest, and Trustor will pay all premiums thereon promptly upon demand by Beneficiary, and until such payment is made by Trustor the amount of all such premiums, together with interest thereon at the Default Rate shall be secured by this Deed of Trust.

          (c) After the happening of any casualty to the Mortgaged Property or any part thereof, Trustor shall give prompt written notice thereof to Beneficiary, and Beneficiary may make proof of loss if not made promptly by Trustor. In the event of such loss or damage, all proceeds of insurance shall be payable in the manner provided for in the Agreement (subject to the Prior Deed of Trust). Unless otherwise provided in the Agreement, nothing herein contained shall be deemed to excuse Trustor from repairing or maintaining the Premises as provided in Section 1.12 hereof or restoring all damage or destruction to the Mortgaged Property, regardless of whether or not there are insurance proceeds available or whether any such proceeds are sufficient in amount, and the application or release by Beneficiary of any insurance proceeds shall not cure or waive any Default or notice of Default under this Deed of Trust or invalidate any act done pursuant to such notice. Any monies received as payment for loss under any insurance shall be applied pursuant to the terms of the Agreement (subject to the Prior Deed of Trust).

          (d) In the event of foreclosure of this Deed of Trust or other transfer of title or assignment of the Premises in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Trustor in and to all policies of insurance required by this Section 1.08 shall inure to the benefit of and pass to the successor in interest to Trustor or the purchaser or grantee of the Premises.

          (e) Trustor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1.08, unless Beneficiary has approved the insurance company and the form and content of the insurance policy, including, without limitation, the naming thereon of Beneficiary as a named insured with loss, subject to the rights of the Prior Beneficiary, payable to Beneficiary under a standard mortgagee endorsement of the character above described and the inclusion of a provision therein obligating said insurance company to provide Beneficiary with notice thirty (30) days prior to cancellation, lapse or amendment of any policy. Trustor shall immediately notify Beneficiary whenever any such separate insurance is taken out and shall promptly deliver to Beneficiary the policy or policies of such insurance.

          (f) Subject to the Prior Deed of Trust, Beneficiary may, at any time following the occurrence of an Event of Default under the Agreement, at its option, to be exercised by written notice to Trustor, require the deposit by Trustor, at the time of each payment of an installment of interest or principal under the Agreement, of an additional amount sufficient to discharge the obligations under this Section 1.08 when they become due. The determination of the amount so payable and of the fractional part thereof to be deposited with Beneficiary with each installment, so that the aggregate of such deposit shall be sufficient for this purpose, shall be made by Beneficiary in its sole discretion. Such amounts shall be held by Beneficiary without interest in an account acceptable to Beneficiary and applied to the payment of the obligations in respect of which such amounts were deposited on or before the respective dates on which the same or any of them would become delinquent or, at the option of Beneficiary, to the payment of the Secured Obligations in such order or priority as Beneficiary shall determine consistent with the Agreement. If one month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligations in full, Trustor within five (5) days after demand shall deposit the amount of the deficiency with Beneficiary. Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under the provisions of this Deed of Trust or of any statute or rule of law to pay any such amount and to add the amount so paid together with interest at the Default Rate to the indebtedness hereby secured.

     Section 1.09 Condemnation. (a) In the event the Mortgaged Property or any part thereof or interest therein, shall be taken or damaged by eminent domain, alteration of the grade of any street, or there shall occur any other injury to or decrease in the value of the Mortgaged Property, by reason of any public or quasi-public improvement or condemnation proceeding, or in any other similar manner ("Condemnation"), or should Trustor receive any notice or other information regarding such Condemnation or a proposed Condemnation, Trustor shall give prompt written notice thereof to Beneficiary.

          (b) Subject to the Prior Deed of Trust, all compensation, awards and other payments or relief payable as a result of any such Condemnation, shall be payable in the manner provided for in the Agreement. Subject to the Prior Deed of Trust, all such compensation, awards, damages, rights of action and proceeds awarded to Trustor (the "Proceeds") are hereby assigned to Beneficiary and Trustor agrees to execute such further assignments of the Proceeds as Beneficiary may require. Beneficiary shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount paid. Subject to the Prior Deed of Trust, all Proceeds may be applied either against the Secured Obligations (in such order and priority as Beneficiary shall determine consistent with the Agreement) or to restore the Premises, at the discretion of Beneficiary, except as may be otherwise provided in the Agreement.

          (c) Unless otherwise provided in the Agreement, nothing herein contained shall be deemed to excuse Trustor from repairing or maintaining the Premises as provided in Section 1.12 hereof or restoring all damage or destruction to the Mortgaged Property, regardless of whether or not there are proceeds available or whether any such Proceeds are sufficient in amount, and the application or release by Beneficiary of any Proceeds shall not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done pursuant to such notice.

          (d) Receipt by Beneficiary and application in reduction of indebtedness of any Proceeds less than the full amount of the then outstanding Secured Obligations shall not defer, alter or modify Trustor's obligation to continue to pay the regular installments of principal, interest on the outstanding principal balance and other charges owed in respect of the Secured Obligations and herein.

          (e) Subject to the Prior Deed of Trust, if prior to the receipt of the Proceeds by Beneficiary the condemned Premises shall have been sold on foreclosure of this Deed of Trust, Beneficiary shall, nevertheless, have the right to receive the Proceeds and to retain, for its own account, (i) an amount equal to the counsel fees, costs and disbursements incurred by Beneficiary in connection with collection of the Proceeds and not repaid by Trustor and (ii) the full amount of all such Proceeds, if Beneficiary is the successful purchaser at the foreclosure sale, to the extent of amounts owed in respect of the Secured Obligations.

     Section 1.10 Beneficiary's Performance of Trustor's Obligations. If Trustor shall fail to perform any of the covenants contained herein or any covenant contained in the Agreement or any other Loan Document, Beneficiary may, but shall not be obligated to, make advances and/or disbursements to perform the same. Trustor will repay on demand all sums so advanced and/or disbursed with interest at the Default Rate from the date of making such advance and/or disbursement until such sums have been repaid and all sums so advanced and/or disbursed, together with interest thereon at the Default Rate, shall be a lien upon the Mortgaged Property and shall be secured hereby. The provisions of this Section 1.10 shall not prevent any default in the observance of any covenant contained herein or with respect to the Secured Obligations or in any other Loan Document from constituting an Event of Default.

     Section  1.11  Financial  Records.   Trustor  will  provide  the  financial
statements to Beneficiary required pursuant to the terms of the Agreement.

     Section 1.12 Waste and Maintenance. Trustor will not threaten, commit, permit or suffer any waste to occur on or to the Mortgaged Property or any part thereof or alter or demolish the Mortgaged Property or any part thereof in any manner or make any change in its use (except as provided in the Agreement or the Prior Deed of Trust) or any change which will in any way increase any fire or other hazards arising out of construction or operation of the Mortgaged Property. Trustor will, at all times, maintain the Mortgaged Property as required pursuant to the terms of the Agreement and the Prior Deed of Trust.

     Section 1.13 Enforcement Expenses. Except where inconsistent with the laws of the state in which the Mortgaged Property is located, Trustor agrees that if any action or proceeding be commenced, including an action to foreclose this Deed of Trust or to collect the indebtedness hereby secured, to which action or proceeding Beneficiary is made a party by reason of the execution of this Deed of Trust or the other Loan Documents which it secures, or in which it becomes necessary to defend or uphold the lien of this Deed of Trust, all sums paid by Beneficiary for the expense of any litigation to prosecute or defend or participate in the transaction and the rights and liens created hereby (including reasonable attorneys' fees) shall be paid by Trustor together with interest thereon from date of payment by Beneficiary at the Default Rate. All such sums paid and the interest thereon shall be immediately due and payable, shall be a lien upon the Mortgaged Property, and shall be secured hereby as shall be all such sums incurred in connection with enforcement by Beneficiary of its rights hereunder or under any other Loan Document.

     Section 1.14 Defense of Beneficiary's Interests. If the interest of Beneficiary in the Mortgaged Property or any part thereof or the lien or security interest of this Deed of Trust thereon shall be attacked, directly or indirectly, or if legal proceedings shall be instituted against Trustee, Trustor or Beneficiary with respect thereto or against Trustor, Trustor upon its learning thereof, will promptly give written notice thereof to Beneficiary and Trustor will, at Trustor's cost and expense, exert itself diligently to cure, or will cause to be cured, any defect that may have developed or be claimed to exist, and will take all necessary and proper steps for the protection and defense thereof and will take, or will cause to be taken, such action as is appropriate to the defense of any such legal proceedings, including, but not limited to, the employment of counsel and the prosecution and defense of litigation.

     Section 1.15 No Impairment of Security. In no event shall Trustor do or permit to be done, or omit to do or permit the omission of, any act or thing, the doing, or omission, of which would materially impair the security of this Deed of Trust or materially impair the value of the Mortgaged Property or any part thereof.

     Section 1.16 Restrictions on Transfers and Mortgages. Unless otherwise permitted pursuant to the terms of the Agreement, Trustor will not directly or indirectly, by transfer, mortgage, conveyance, or sale of an interest in Trustor permit, do or suffer the assignment, lease, transfer, sale, conveyance or encumbrance of the Mortgaged Property, or any part thereof or any interest therein, without the express prior written consent of Beneficiary unless otherwise permitted pursuant to the terms of the Agreement and the Prior Deed of Trust. While the Secured Obligations are outstanding, neither the structure nor the ownership of Trustor may be changed without the express prior written consent of Beneficiary unless otherwise permitted pursuant to the terms of the Agreement and, while the Prior Deed of Trust is in effect, the Prior Deed of Trust.

     Section 1.17 Beneficiary's Defense. Beneficiary or Trustee may appear in and defend any action or proceeding at law or in equity or in bankruptcy purporting to affect the Premises or the security hereof or the rights and powers of Beneficiary or Trustee, and any appellate proceedings, and in such event Trustor shall pay all of Beneficiary's and Trustee's costs, charges and expenses, including cost of evidence of title and attorneys' fees incurred in such action or proceeding. All costs, charges and expenses so incurred, together with interest thereon at the Default Rate from the date of payment of same by Beneficiary or Trustee as aforesaid, shall be secured by the lien of this Deed of Trust and shall be due and payable upon demand.

     Section 1.18 Environmental Compliance. Trustor will perform and comply promptly with, and cause the Premises to be maintained, used and operated in accordance with, all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal, air emissions and other environmental matters, as set forth in the Agreement.

     Section 1.19 Zoning Changes. Trustor will not consent to, join in, permit or allow any change in the zoning laws or ordinances relating to or affecting the Premises which could reasonably be expected to materially adversely affect the Premises and will promptly notify Beneficiary of any changes to the zoning laws.

     Section 1.20 Grant of Security Interest. Trustor, as further security for the payment of said indebtedness and in addition to all the rights and remedies otherwise available to Beneficiary or Trustee under this Deed of Trust and the other Loan Documents, grants to Beneficiary and Trustee a security interest, under the Uniform Commercial Code as now in effect in the state where all or any of the Fixtures are located, in and to the Fixtures, and all proceeds thereof. Upon an Event of Default, Beneficiary and Trustee shall have, in addition to all the other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code as in effect at that time. Trustor further agrees that the security interest created hereby also secures all expenses of Beneficiary and Trustee (including reasonable expenses for legal services of every kind, and cost of any insurance, and payment of taxes or other charges) incurred in or incidental to, the custody, care, sale or collection of, or realization upon, any of the property secured hereby or in any way relating to the enforcement or protection of the rights of Beneficiary or Trustee hereunder, together with interest thereon at the Default Rate until paid.

     Section 1.21 Compliance with Laws and ADA Compliance.

          (a) Trustor warrants and covenants that the Premises are and will continue to be substantially in compliance with all applicable local, county, state and federal laws and regulations and all building, housing and fire codes, rules and regulations.

          (b) Without limiting the provisions of subsection (a) of this Section 1.21: (i) Trustor represents and warrants to Beneficiary that Trustor is substantially in compliance with the Americans with Disabilities Act of 1990 (42 U.S.C.A. sec. 12101 et. seq.), as the same may be amended from time to time (the "ADA") and all other federal, state and local laws pertaining to the accessibility of the Premises by persons with disabilities (the ADA and such other laws are, collectively, the "Accessibility Laws"); (ii) Trustor covenants to ensure that the Premises will at all times substantially comply with all applicable Accessibility Laws and, upon the request of Beneficiary, Trustor will conduct such surveys of the Premises as Beneficiary shall require to ascertain such compliance; (iii) Trustor will maintain accurate records of all expenditures made in connection with any alterations to the Premises and will deliver copies thereof to Beneficiary upon Beneficiary's request; and (iv) Trustor shall defend, indemnify and hold harmless Beneficiary, its employees, agents, officers and directors, attorneys and any parent or affiliate of Beneficiary, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, cost or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out or in any way related to any violations of the Accessibility Laws (including, without limitation, any costs incurred by Beneficiary in complying with any Accessibility Laws). Neither payment of the indebtedness secured hereby nor foreclosure shall operate as a discharge of Trustor's obligations under this subsection (b). In the event Trustor tenders a deed in lieu of foreclosure, Trustor shall deliver the Premises to Beneficiary (or its designee) substantially free of any violations of the Accessibility Laws. In the event Trustor does not timely perform any of the above obligations, Beneficiary after 30 days notice to Trustor may perform said obligations at the expense of Trustor and Trustor shall, upon written demand from Beneficiary, reimburse Beneficiary for all costs, including attorney's fees and out-of-pocket expenses, and all liabilities incurred by Beneficiary by reason of the foregoing, with interest thereon at the Default Rate from the date of such payment by Beneficiary to the date of repayment. Until paid, said costs and expenses shall be secured by this Deed of Trust.

     Section 1.22 Other Multistate Mortgages. The indebtedness secured in part by this Deed of Trust is secured by mortgages and/or deeds of trust encumbering and conveying lands and other property and/or leasehold interests therein in other states as more particularly described in the Agreement, all of which mortgages and/or deeds of trust, including this instrument, being hereafter referred to as "the mortgage instruments."

     It is understood and agreed that all of the properties of all kinds conveyed or encumbered by the mortgage instruments are security for the Secured Obligations without allocation of any one or more of the parcels or portions thereof to any portion of the Secured Obligations less than the whole amount thereof unless so stated in said mortgage instruments.

     Subject to the Prior Deed of Trust, it is specifically covenanted and agreed that Beneficiary or Trustee may proceed, at the same or at different times, to foreclose said mortgage instruments, or any of them, by any proceedings appropriate in the state where any of the land lies, and that no event of enforcement taking place in any state including, without limiting the generality of the foregoing, any pending foreclosure, judgment or decree of the foreclosure, foreclosure sale, rents received, possession taken, deficiency judgment or decree, or judgment taken on the Secured Obligations, shall in any way stay, preclude or bar enforcement of the mortgage instruments or any of them in any other state, and that, Beneficiary or Trustee may pursue any or all its remedies to the maximum extent permitted by state law until all of the Secured Obligations now or hereafter secured by any or all of the mortgage instruments has been paid and discharged in full.

     Neither Trustor, nor any person claiming under Trustor, shall have or enjoy any right to marshaling of assets, all such right being hereby expressly waived as to Trustor and all persons claiming under it, including junior lienors. No release of personal liability of any person whatever and no release of any portion of the property now or hereafter subject to the lien of any of the mortgage instruments shall have any effect whatever by way of impairment or disturbance of the lien or priority of any of said mortgage instruments. Any foreclosure or other appropriate remedy brought in any of the states aforesaid may be brought and prosecuted as to any part of the mortgaged security, wherever located, without regard to the fact that foreclosure proceedings or other appropriate remedies have or have not been instituted elsewhere on any other land subject to the lien of said mortgage instruments or any of them.

     Section 1.23 Leasehold and Leasehold Instruments.

          (a) Trustor covenants and agrees to faithfully comply with and perform all of its obligations under the Leasehold Instruments and to promptly cure any default by it under the Leasehold Instruments.

          (b) Trustor may modify, amend or terminate any Leasehold Instrument without the prior written consent provided such action is consistent with the terms of the Agreement and the Prior Deed of Trust.

          (c) Trustor will promptly give Beneficiary a copy of any default notice given to Trustor with respect to any Leasehold Instrument.

                                   ARTICLE II

                         EVENTS OF DEFAULT AND REMEDIES

     Section 2.01 Events of Default. The following shall constitute defaults hereunder and, after the giving of notice and the passage of time, if any, as provided herein, shall constitute "Events of Default" hereunder:

          (a) If Trustor shall fail to pay when due any Secured Obligation after the passage of any applicable notice or grace period, if any; or

          (b) If an Event of Default, as defined in the Agreement, shall occur under the Agreement.

     Section 2.02 Beneficiary's Remedies. (a) During the continuance of any Event of Default, Beneficiary, without notice or presentment, each of which are hereby waived by Trustor, may, subject to the provisions of the Agreement, declare the entire principal of the Secured Obligations then outstanding and all accrued and unpaid interest thereon and all other amounts owing in respect thereof (if not then due and payable, whether by acceleration or otherwise), to be due and payable immediately, and upon any such declaration the principal of the Secured Obligations and said accrued and unpaid interest shall become and be immediately due and payable, anything in the instruments evidencing the Secured Obligations or in this Deed of Trust to the contrary notwithstanding;

          (b) During the continuance of any Event of Default, Beneficiary or Trustee may, subject to the Prior Deed of Trust, enter into and upon all or any part of the Premises, and, having and holding the same, may use, operate, manage and control the Mortgaged

Property or any part thereof and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and likewise, from time to time, at the expense of Trustor, Beneficiary and/or Trustee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may deem advisable in its sole judgment; and in every such case Beneficiary and/or Trustee shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of Trustor with respect thereto either in the name of Trustor or otherwise as Beneficiary or Trustee shall deem best; and Beneficiary or Trustee shall be entitled, subject to the Prior Deed of Trust with or without entering into or upon the Premises, to collect and receive all gross receipts, earnings, revenues, rents, maintenance payments, issues, profits and income of the Mortgaged Property and every part thereof, all of which shall for all purposes constitute property of Beneficiary; and, after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacement, alterations, additions, betterments and improvements and amounts necessary to pay taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation for the services of Beneficiary and/or Trustee and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, Beneficiary may apply the moneys arising as aforesaid in such manner and at such times as Beneficiary shall determine in its discretion consistent with the Agreement to the payment of the Secured Obligations and the interest thereon, when and as the same shall become payable and/or to the payment of any other sums required to be paid by Trustor under this Deed of Trust;

          (c) During the continuance of any such Event of Default, Trustor covenants and agrees as follows (subject, in each case, to the Prior Deed of Trust and Sections 5.05 and 5.06 of this Deed of Trust):

          (1) Trustee or Beneficiary may, with or without entry, personally or by their agents or attorneys, insofar as applicable, sell the Mortgaged Property or any part thereof and pursuant to the procedures provided by law, and all estate, right, title, interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entity or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by law; or

          (2) Trustee or Beneficiary may institute an action of mortgage foreclosure or institute other proceedings according to law for the foreclosure hereof, and may prosecute the same to judgment, execution and sale for the collection of the Secured Obligations secured hereby, and all interest with respect thereto, together with all taxes and insurance premiums advanced by

     Beneficiary or Trustee and other sums payable by Trustor hereunder, and all fees, costs and expenses of such proceedings, including attorneys' fees and expenses; or

          (3) Trustee or Beneficiary may, if default be made in the payment of any part of the Secured Obligations, proceed with foreclosure of the liens evidenced hereby in satisfaction of such item either through the courts or by conducting the sale as herein provided, and proceed with foreclosure of the security interest created hereby, all without declaring the whole of the Secured Obligations due, and provided that if sale of the Mortgaged Property, or any portion thereof, is made because of default in payment of a part of the Secured Obligations, such sale may be made subject to the unmatured part of the Secured Obligations, but as to such unmatured part of the Secured Obligations (and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Secured Obligations) this Deed of Trust shall remain in full force and effect just as though no sale had been made under the provisions of this paragraph. And it is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Obligations, it being the purpose to provide for a foreclosure and sale of the Mortgaged Property, or any part thereof, for any matured portion of the Secured Obligations without exhausting the power to foreclose and to sell the Mortgaged Property, or any part thereof, for any other part of the Secured Obligations whether matured at the time or subsequently maturing; or

          (4) Trustee or Beneficiary may take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Loan Documents or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Beneficiary or Trustee shall elect; or

          (5) Beneficiary or Trustee may exercise in respect of the Mortgaged Property consisting of Fixtures, all of the rights and remedies available to a secured party upon default under the applicable provisions of the Uniform Commercial Code as then in effect in the state where the Mortgaged Property is located; or

          (6) Beneficiary or Trustee may apply any proceeds or amounts held in escrow pursuant to the terms of this Deed of Trust to payment of any part of the Secured Obligations in such order of priority as Beneficiary may determine consistent with the Agreement; or

          (7) Any sale as aforesaid may be subject to such existing tenancies as Beneficiary, in its sole discretion, may elect.

     Section 2.03 Sale, Foreclosure, etc. (a) Beneficiary or Trustee may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Beneficiary or Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

          (b) Upon the completion of any sale or sales made by Beneficiary or Trustee under or by virtue of this Article II, Beneficiary or Trustee, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the properties, interests and rights sold. Subject to the Prior Deed of Trust, Beneficiary and Trustee are each hereby irrevocably appointed the true and lawful attorney of Trustor, in its name and stead, to make all the necessary conveyances, assignments, transfers and deliveries of any part of the Mortgaged Property and rights so sold, and for that purpose Beneficiary or Trustee may execute all necessary instruments of conveyance, assignment and transfer and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Trustor, if so requested by Beneficiary or Trustee, shall ratify and confirm any such sale or sales by executing and delivering to Beneficiary or Trustee or to such purchaser or purchasers all such instruments as may be advisable, in the reasonable judgment of Beneficiary or Trustee, for the purpose and as may be designated in such request.

          (c) Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Beneficiary or Trustee, or any public officer acting under execution or order of court, to have present or constructive possession of any of the Mortgaged Property.

          (d) The recitals contained in any conveyance made by Beneficiary or Trustee to any purchaser at any sale made pursuant hereto or under applicable law shall be full evidence of the matters therein stated, and all prerequisites to such sale shall be presumed to have been satisfied and performed.

          (e) Any such sale or sales made under or by virtue of this Deed of Trust, whether under the power of sale hereby granted and conferred, or under or by virtue of any judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either by law or in equity, of Trustor in and to the premises and property sold, and shall be a perpetual bar, both at law and in equity, against Trustor, its successors and assigns, and (subject to the Prior Deed of Trust) against any and all persons or entities claiming the premises and property sold, or any part thereof, from through or under Trustor and its successors or assigns.

          (f) The receipt given by Beneficiary or Trustee for the purchase money paid at any such sale, or the receipt given by any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of the property, or any part thereof, sold as aforesaid, and no such purchaser, or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound (i) to see to the application of such purchase money or any part thereof upon or for any trust or purpose of this Deed of Trust, (ii) by the misapplication or nonapplication of any such purchase money, or any part thereof, or (iii) to inquire as to the authorization, necessity, expediency or regularity of any such sale.

          (g) In case the liens or security interests hereunder, or by the exercise of any other right or power, shall be foreclosed by Beneficiary's or Trustee's sale or by other judicial or non-judicial action, the purchaser at any such sale shall receive, as an incident to its ownership, immediate possession of the property purchased, and if Trustor or Trustor's successors shall hold possession of said property, or any part thereof, subsequent to foreclosure, Trustor or Trustor's successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale, and anyone occupying the property after demand made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

          (h) In the event a foreclosure hereunder shall be commenced by Beneficiary or Trustee, Beneficiary or Trustee may at any time before the sale abandon the suit, and may then institute suit for the collection of the Secured Obligations and for the foreclosure of the liens and security interest hereof. If Beneficiary or Trustee should institute a suit for the collection of the Secured Obligations and for a foreclosure of the liens and security interest hereof, it may at any time before the entry of a final judgment in said suit dismiss the same and proceed to sell the Mortgaged Property, or any part thereof, in accordance with provisions of this Deed of Trust.

          (i) Any reasonable expenses incurred by Beneficiary or Trustee in prosecuting, resetting or settling the claim of Beneficiary shall become an additional Secured Obligation of Trustor hereunder.

          (j) In the event of any sale made under or by virtue of this Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire principal of, and interest on, the

Secured Obligations, if not previously due and payable, and all other sums required to be paid by Trustor pursuant to this Deed of Trust, immediately thereupon shall, anything in the Secured Obligations or in this Deed of Trust to the contrary notwithstanding, become due and payable.

          (k) The purchase money proceeds or avails of any sale made under or by virtue of this Article II, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this
Article II or otherwise, shall be applied in accordance with the laws of the state where the Mortgaged Property is located, and to the extent not inconsistent, first to the payment of the costs and expenses of such sale, including reasonable compensation to Beneficiary or Trustee and their agents and counsel, second to the payment of the amounts due and owing under or in respect of the Secured Obligations for principal and interest and any other amounts including (without limitation) any other sums required to be paid by Trustor pursuant to any provision of this Deed of Trust or any other Loan Document, with interest at the Default Rate from and after the happening of any Event of Default in the order set forth in Section 7.2 of the Agreement, all with interest at the Default Rate from the date such sums were or are required to be paid under this Deed of Trust, and third to the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

          (l) Upon any sale made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary and any other Secured Party or Trustee may bid for and acquire the Mortgaged Property or any part thereof and Beneficiary and any other Secured Party in lieu of paying cash therefor may make settlement for the purchase price by crediting some or all of the indebtedness of Trustor secured by this Deed of Trust owing to such Secured Party (or, in the case of Beneficiary, owing to all Secured Parties) the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Beneficiary or Trustee is authorized to deduct under this Deed of Trust.

     Section 2.04 Payments, Judgment, etc. (a) In case an Event of Default under the Agreement and the acceleration of the obligations thereunder shall have occurred, then Trustor will in accordance with the Agreement pay to Beneficiary the whole amount which then shall have become due and payable on the Secured Obligations, whether for principal and interest or both or otherwise, as the case may be, which interest shall then accrue at the Default Rate on the then unpaid principal of or other amounts constituting the Secured Obligations, and the sums required to be paid by Trustor pursuant to any provision of this Deed of Trust, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to Beneficiary and/or Trustee, their agents and counsel and any expenses incurred by Beneficiary or Trustee hereunder. In the event Trustor shall fail forthwith to pay such amounts upon demand, Beneficiary and/or Trustee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree.

          (b) Beneficiary and/or Trustee shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the provisions of this Deed of Trust and the right of Beneficiary and/or Trustee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Deed of Trust or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property or any part thereof and of the application of the proceeds of sale, as provided in this Deed of Trust, to the payment of the indebtedness hereby secured, Beneficiary and/or Trustee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, the Secured Obligations, and to enforce payment of all other charges, payments and costs due under this Deed of Trust and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest thereon at the Default Rate. In case of proceedings against Trustor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, then Beneficiary and/or Trustee shall be entitled to prove the whole amount of principal and interest due upon the Secured Obligations to the full amount thereof, and all other payments, charges and costs due under this Deed of Trust without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property.

          (c) No recovery of any judgment by Beneficiary or Trustee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Trustor shall affect, in any manner or to any extent, the lien of this Deed of Trust upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary or Trustee hereunder, but such liens, rights, powers and remedies of Beneficiary or Trustee shall continue unimpaired as before.

          (d) Any moneys thus  collected by  Beneficiary  or Trustee  under this
Section 2.04 shall be applied by Beneficiary in accordance with the provisions of paragraph (k) of Section 2.03.

     Section 2.05 Receiver, Waiver. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Beneficiary or Trustee to obtain judgment for the principal of, or interest on, and any other amounts constituting the Secured Obligations, including (without limitation) all other sums required to be paid by Trustor pursuant to any provision of this Deed of Trust or of any nature in aid of the enforcement of the Secured Obligations or of this Deed of Trust, Trustor will
(a) waive the issuance and service of process and submit to a voluntary appearance in such action, suit or proceeding and (b) subject to the Prior Deed of Trust, if required by Beneficiary or

Trustee, consent to the appointment of a receiver or receivers of the Mortgaged Property or any part thereof and of all the earnings, revenues, rents, maintenance payments, issues, profits and income thereof in accordance with
Section 2.11 hereof. After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Deed of Trust or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Beneficiary or Trustee, subject to the Prior Deed of Trust, Beneficiary or Trustee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Deed of Trust indebtedness, forthwith either before or after declaring the unpaid principal of the Secured Obligations to be due and payable, to the appointment of such a receiver or receivers.

     Section 2.06 Beneficiary's Possession. Notwithstanding the appointment of any receiver, liquidator or trustee of Trustor or of any of its property, or of the Mortgaged Property or any part thereof, Beneficiary and Trustee shall, subject to the Prior Deed of Trust, be entitled to retain possession and control of the Mortgaged Property.

     Section 2.07 Remedies Cumulative. No remedy herein conferred upon or reserved to Beneficiary or Trustee is intended to be exclusive of any other remedy or remedies which Beneficiary or Trustee may be entitled to exercise against Trustor and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or in the Agreement or in any other Loan Document now or hereafter existing at law or in equity or by statute. No delay by or omission of Beneficiary or Trustee to exercise any right or power shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given in this Deed of Trust or in the Agreement or in any other Loan Document to Beneficiary or Trustee may be exercised from time to time as often as may be deemed expedient by Beneficiary or Trustee. The resort to any remedy provided hereunder or in the Agreement or in any other Loan Document or provided by law or at equity shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies against Trustor. By the acceptance of payment of principal of or interest on or any other amount due in respect of any of the Secured Obligations after its due date, Beneficiary and Trustee do not waive the right either to require prompt payment when due of all other amounts secured hereby or to regard as an Event of Default the failure to pay any other such amounts. Nothing in this Deed of Trust or in the Agreement or in any instrument evidencing the Secured Obligations shall affect the obligation of Trustor to pay (i) the principal of, and interest on, the Secured Obligations in the manner and at the time and place therein or in the Agreement expressed or (ii) the other Secured Obligations in the manner and at the time herein expressed.

     Section 2.08 Agreement by Trustor. Trustor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust or any other Loan Document, or claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction, or, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; and Trustor hereby expressly waives all benefit or advantage of any such law or laws and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Beneficiary or Trustee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Trustor, waives, to the extent that it lawfully may, all right to have the Mortgaged Property or any part thereof marshaled upon any foreclosure hereof.

     Section 2.09 Use and Occupancy Payments. During the continuance of any Event of Default and pending the exercise by Beneficiary and Trustee of their rights to exclude Trustor from all or any part of the Premises, unless Trustor is legally entitled to continue possession of the Premises, Trustor agrees to pay to Beneficiary the fair and reasonable rental value, which amount shall be determined by the Beneficiary in its reasonable judgment, for the use and occupancy of the Premises or any portion thereof which are in its possession for such period and, upon default of any such payment, will, subject to the Prior Deed of Trust, vacate and surrender possession of the Premises to Beneficiary or Trustee or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of the Premises for non-payment of rent, however designated. Any payments received under this
Section 2.09 by Beneficiary shall be applied in accordance with Section 2.03(k) of this Deed of Trust.

     Section 2.10 Beneficiary's Right to Purchase. In case of any sale under the foregoing provisions of this Article II, whether made under the power of sale hereby given or pursuant to judicial proceedings, Beneficiary or Trustee may bid for and purchase any property, and may make payment therefor as hereinafter set forth or as set forth in Section 2.03(l) above, and, upon compliance with the terms of said sale, may hold, retain and dispose of such property without further accountability therefor. For the purpose of making settlement or payment for the property or properties purchased, Beneficiary and Trustee shall be entitled to use and apply such of the Secured Obligations held by it or the other Secured Parties, including (without limitation) any accrued and unpaid interest thereon, as it may elect, or as may be otherwise provided for in
Section 2.03(l) above.

     Section 2.11 Appointment of Receiver. Upon application of Beneficiary or Trustee to any court of competent jurisdiction, if any Event of Default shall have occurred and so long as it shall be continuing, to the extent permitted by law, and subject to the Prior Deed of Trust, a receiver may be appointed to take possession of and to operate, maintain, develop and manage the Mortgaged Property or any part thereof. In every case when a receiver of the whole or any part of the Mortgaged Property shall be appointed under this Section 2.11 or otherwise, the net income and profits of the Mortgaged Property shall, subject to the order of any court of competent jurisdiction, and subject to the Prior Deed of Trust, be paid over to, and shall be received by, Beneficiary or Trustee to be applied as provided in Section 2.03(k) hereof.

     Section 2.12 No Waiver. Beneficiary and/or Trustee may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of any of the Secured Obligations secured hereby, in whole or in part, and in such portions and in such order as may seem best to Beneficiary or Trustee in its reasonable discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interest created by this Deed of Trust.

                                   ARTICLE III

                         ASSIGNMENT OF LEASES AND RENTS

     Section 3.01 Lease Related Definitions. As used in this Deed of Trust: (a) "Lease" means any lease, sublease, or other similar agreement, now or hereafter existing, under the terms of which any person other than Trustor has or acquires any right to occupancy or use of the Mortgaged Property, or any part thereof, or interest therein; (b) "Lessee" means the lessee, sublessee, licensee, tenant or other person having the right to occupy or use all or any part of the Mortgaged Property under a Lease; and (c) "Rent" means the rents, additional rents and other consideration payable to Trustor by the Lessee under the terms of a Lease. Whenever reference is made in this Deed of Trust to a lease, license, lessee, licensee, tenancy or tenant, such reference shall be deemed to include a sublease, sublessee, license, licensee, subtenancy or subtenant, as the case may be.

     Section 3.02 Assignment of Leases and Rents. Trustor hereby assigns to Beneficiary and to Trustee for the benefit of Beneficiary all Leases, together with all Rents payable under the Leases, now or at any time hereafter existing, such assignment being subject to the Prior Deed of Trust and upon the following terms: (a) until receipt from Beneficiary of notice of the occurrence of an Event of Default, each Lessee may pay rent directly to Trustor, (b) upon receipt from Beneficiary of notice that an Event of Default exists, each Lessee shall, and is hereby authorized and directed to, pay directly to Beneficiary or Trustee (as therein specified) all Rent thereafter accruing, and the receipt of such Rent by Beneficiary or Trustee shall be a release of such Lessee to the extent of all amounts so paid, (c) Rent so received by Beneficiary or Trustee shall be applied by Beneficiary or Trustee first to the expenses, if any, of collection and then in accordance with Article II hereof, (d) without impairing its rights hereunder, Beneficiary or Trustee may, at its option, at any time and from time to time, release to Trustor

Rent so received by Beneficiary or Trustee, or any part thereof, (e) Beneficiary and Trustee shall not be liable for their failure to collect, or their failure to exercise diligence in the collection of, Rent, but shall be accountable only for Rent that they shall actually receive. As among Beneficiary, Trustee, Trustor and any person claiming through or under Trustor, the assignment contained in this Section 3.02 is intended to be absolute, unconditional and presently effective, and the provisions of subsection 3.02(a) are intended for the benefit of each Lessee and shall never inure to the benefit of Trustor or any person claiming through or under Trustor. It shall never be necessary for Beneficiary or Trustee to institute legal proceedings of any kind whatsoever to enforce the provisions of this Section 3.02. Notwithstanding anything herein to the contrary, Trustor may collect such Rent until such time as an Event of Default shall occur hereunder.

     Section 3.03 Beneficiary's Consent. Nothing in this Article III shall ever be construed as (a) allowing any Lease without Beneficiary's prior written consent unless otherwise permitted under the Agreement, or (b) subordinating this Deed of Trust to any Lease.

     Section 3.04 Lease Related Covenants. Trustor covenants to: (a) upon demand by Beneficiary and subject to the Prior Deed of Trust, assign to Beneficiary or Trustee, by separate instrument in form and substance satisfactory to Beneficiary, any and all Leases, and/or all Rents payable thereunder, including, but not limited to, any Lease which is now in existence or which may be executed after the date hereof; (b) not accept from any Lessee, nor permit any Lessee to pay, Rent for more than one month in advance except for payment in the nature of security for performance of Lessee's obligations unless otherwise provided for in the Lease; (c) comply with the terms and provisions of each Lease including, without limitation, the payment of all sums required to be paid by Trustor or which any Lessor has an option to pay under any Lease in order to prevent any reduction in or offset against any Rent payable under any Lease or any default thereunder; (d) not amend, extend, cancel, abridge, or otherwise modify, or accept surrender of, or renew, any Lease without the written consent of Beneficiary other than in the ordinary course of business, (e) not assign, transfer or mortgage any Lease without the written consent of Beneficiary; (f) not assign, transfer, pledge or mortgage any Rent; (g) not waive, excuse, release or condone any nonperformance of any covenant of any Lease by any Lessee other than in the ordinary course of business; (h) give to Beneficiary and Trustee duplicate notice of each material default by each Lessee; (i) on all Leases executed after the date hereof, cause each Lessee to agree (and each Lessee under each Lease executed after the date hereof does so agree) to give to Beneficiary and Trustee written notice of each and every material default by Trustor under its Lease and not exercise any remedies under such Lease unless Beneficiary or Trustee fails to cure such material default within a reasonable period after Beneficiary and Trustee have received such notice; provided, that Beneficiary or Trustee shall never have any obligation or duty to cure any such material default; (j) enforce its rights with regard to all Leases in the ordinary course of business; and (k) not enter into any Lease affecting the Mortgaged Property or any part thereof unless otherwise permitted under the Agreement and the Prior Deed of Trust without the prior approval of Beneficiary.

     Section 3.05 Beneficiary Not Liable. Beneficiary and/or Trustee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any Lease, or under or by reason of this assignment, and Trustor shall and does hereby agree to indemnify and to hold Beneficiary and Trustee harmless from and against any and all liability, loss or damage which Beneficiary or Trustee may or might incur under any Lease or under or by reason of this assignment and from and against any and all claims and demands whatsoever which may be asserted against Beneficiary or Trustee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease. Should Beneficiary or Trustee incur any such liability, loss or damage under any Lease or under or by reason of this assignment, or in the defense of any such claims or demands, the amount thereof, including all costs, expenses and attorneys' fees, shall be secured hereby and constitute part of the Secured Obligations, and Trustor shall reimburse Beneficiary therefore immediately upon demand, and upon the failure of Trustor to do so, Beneficiary may declare all sums secured by this Deed of Trust immediately due and payable.

     Section 3.06 Estoppel Certificates. On all Leases executed after the date hereof, all Leases shall provide for the giving by the Lessee of certificates with respect to the status of such Leases, and Trustor shall exercise its right to request such certificates within ten (10) days of any demand therefor by Beneficiary. Trustor shall furnish to Beneficiary or Trustee, within ten (10) days after a request by Beneficiary or Trustee to do so, an executed counterpart of all Leases.

     Section 3.07 Lease Approval Requirements. On all Leases executed after the date hereof, all Leases and Lessees of the Premises, or any part thereof, must be acceptable to and approved by Beneficiary unless otherwise provided under the Agreement; and all Lessees shall execute such estoppel certificates, subordinations, attornments and other agreements as Beneficiary may require. Under no circumstances shall Beneficiary or Trustee be liable for any obligation to pay any leasing commission, brokerage fee or similar fee or charge in connection with any Lease nor shall Beneficiary or Trustee be obligated to complete any Improvements for the benefit of any Lessee.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.01 Benefit of Beneficiary. All of the grants, covenants, terms, provisions and conditions of this Deed of Trust shall run with the land and shall apply to, bind and inure to the benefit of the successors and assigns of the respective parties hereto; provided, that Trustor may not assign its obligations hereunder without the prior written consent of Beneficiary.

     Section 4.02 Savings Clause. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Beneficiary, not affect any other provision of this Deed of Trust but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

     Section 4.03 Notices. All notices hereunder shall be given pursuant to the terms of Section 9.1 of the Agreement, and supplementing such provisions, notices required to be given to Trustee shall be given at Trustee's address set forth herein.

     Section 4.04 Governing Law. This Deed of Trust shall, without regard to place of contract or payment, be construed and enforced according to the laws of the state where the Mortgaged Property is located, all without regard to principles of conflict of laws.

     Section 4.05 No Change. Neither this Deed of Trust nor any provision hereof may be changed, waived, discharged or terminated, except by an instrument in writing, signed by Beneficiary and Trustor.

     Section 4.06 Security Agreement and Fixture Filing. This Deed of Trust shall be deemed to be a security agreement and fixture filing pursuant to the Uniform Commercial Code of the state where the Mortgaged Property is located.

     Section 4.07 No Usury. In the event that Beneficiary, in enforcing its rights hereunder, determines that charges and fees incurred in connection with the Secured Obligations may, under the applicable usury laws, cause the interest rate herein to exceed the maximum allowed by law, then such interest shall be recalculated and any excess over the maximum interest permitted by said laws shall be credited to the then principal outstanding balance to reduce said balance by that amount. It is the intent of the parties hereto that Trustor under no circumstances shall be required to pay, nor shall Beneficiary be entitled to collect, any interest which is in excess of the maximum legal rate permitted under the applicable usury laws.

     Section 4.08 Effect of Partial Release. No release of any part of the Mortgaged Property or of any other property conveyed to secure the Secured Obligations shall in any way alter, vary or diminish the force, effect or lien or security interest of this Deed of Trust on the Mortgaged Property or portion thereof remaining subject to the lien and security interest created hereby.

     Section 4.09 Beneficiary's Dealing with Successors and Lessees. Subject to the Prior Deed of Trust, in the event Trustor or any of Trustor's successors conveys or leases without the prior approval of Beneficiary (except as otherwise permitted herein or in the Agreement or the Prior Deed of Trust) any interest in the Mortgaged Property, or any part thereof, to any other party, Beneficiary and Trustee may deal with any owner or lessee of any part of the Mortgaged Property with reference to this Deed of Trust and to the Secured Obligations, either by forbearance on the part of Beneficiary or release of all or any part of the Mortgaged Property or of any other property securing payment of any Secured Obligations, without in any way modifying or affecting Beneficiary's and Trustee's rights, remedies, liens or security interests hereunder (including the right to exercise any one or more of the remedies described or referred to in
Article I, Article II, Article III or Article IV hereof in the event such conveyance is made in contravention of the provisions of this Deed of Trust) or the liability of Trustor or any other party liable for the payment of the Secured Obligations, in whole or in part. This shall not be construed to allow any such conveyance or leasing by Trustor, except as permitted herein or in the Agreement.

     Section 4.10 No Waiver by Beneficiary. All options and rights of election herein provided for the benefit of Beneficiary and/or Trustee are continuing, and the failure to exercise any such option or right or election upon a particular default or breach or upon any subsequent default or breach shall not be construed as waiving the right to exercise such option or election at any later date. By the acceptance of payment of principal or interest after its due date, Beneficiary and/or Trustee does not waive the right either to require prompt payment when due of all other amounts secured hereby or to regard as an Event of Default the failure to pay any other such amounts. No exercise of the rights and powers herein granted and no delay or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time. All grants, covenants, terms and conditions hereof shall bind Trustor and all successive owners of the Premises.

     Section 4.11 Headings Descriptive. The headings of the several sections and subsections of this Deed of Trust are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Deed of Trust.

     SECTION 4.12 WAIVER OF TRIAL BY JURY. THE TRUSTOR, TRUSTEE AND BENEFICIARY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR

PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS DEED OF TRUST.

     Section 4.13 Indemnification. The Trustor agrees to pay, and to save, indemnify and keep the Beneficiary and its respective directors, officers, employees, attorneys, experts, and agents harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses), losses or damages (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Mortgaged Property, (ii) with respect to, or resulting from, any delay in complying with any requirement of law applicable to any of the Mortgaged Property or (iii) in connection with any of the transactions contemplated by this Deed of Trust, including the fees and disbursements of counsel and of any other experts, which Beneficiary or its respective directors, officers, employees, attorneys, experts or agents may incur in connection with (w) the administration or enforcement of this Deed of Trust, including such expenses as are incurred to preserve the value of the Mortgaged Property and the validity, perfection, rank and value of any liens granted hereunder, (x) the collection, sale or other disposition of any of the Mortgaged Property, (y) the exercise by the Beneficiary of any of the rights conferred upon it hereunder or (z) any Default or Event of Default, but excluding any such liabilities, costs and expenses, losses or damages incurred solely by reason of the gross negligence or willful misconduct of the party seeking to be indemnified as determined by a final order or judgment of a court of competent jurisdiction.

     Any amount due hereunder which is not paid on demand shall bear interest at a rate equal to the Default Rate and shall be a lien upon the Mortgaged Property and shall be secured hereby.

     The agreements of the Trustor contained in this Section 4.13 shall survive the payment and performance of the Secured Obligations and the termination of the liens and security interests granted hereby. All of the Trustor's obligations to indemnify Beneficiary and its directors, officers, employees, attorneys, experts and agents hereunder shall (without duplication) be in addition to, and shall not limit in any way, the Trustor's indemnification obligations contained in the Agreement or in any other Loan Document.

     Section 4.14 Advances under the Agreement. It is understood and agreed that the funds to be advanced under this Deed of Trust are to be advanced subject to and in accordance with the provisions of the Agreement and the other Loan Documents, and that all sums advanced thereunder or hereunder are included within the Secured Obligations secured hereby.

     Section 4.15 Limitation of Trustee's Liability. Trustee shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document believed by Trustee to be genuine and to have been signed by the party or parties purporting to sign the same. Trustee shall not be liable for any error of judgment, nor for any act done or step taken or omitted, nor for any mistakes of law or fact, nor for anything which Trustee may do or refrain from doing in good faith, nor generally shall Trustee have any accountability hereunder except for willful misconduct or gross negligence. Trustee may act hereunder and may sell or otherwise dispose of the Mortgaged Property or any part thereof as herein provided, although Trustee has been, may now or may hereafter be, attorneys, officers, agents or employees of Beneficiary, in respect of any matter of business whatsoever. Beneficiary and Trustee shall not be liable for any loss to any Chattels in their possession, provided that they shall use reasonable care with respect thereto; and any such loss shall not diminish the debt due.

     Section 4.16 Substitution of Trustee. Beneficiary shall have, and is hereby granted with warranty of further assurances, the irrevocable power to remove a Trustee or successor Trustee and to appoint a substitute Trustee or Trustees hereunder (including, in case of death or refusal to act of a Trustee or Trustees or their nonacceptance of, or dissatisfaction with, Trustee, absence or any other reason), to appoint a new or replacement substitute Trustee or Trustees, to be exercised at any time without notice and without specifying any reason therefor, by filing for record in the office where this instrument is recorded a Deed of Appointment or Notice of Substitution of Trustee. The power of appointment of a successor Trustee or Trustees may be exercised as often as and whenever Beneficiary may choose, and the exercise of the power of appointment, no matter how often, shall not be an exhaustion thereof. Upon the recordation of such Deed or Deeds of Appointment or Notice or Notices of Substitution of Trustee, Trustee or Trustees so appointed shall thereupon, without any further act or deed of conveyance, become fully vested with identically the same title and estate in and to the Mortgaged Property and with all the rights, powers, trusts and duties of their, his or its predecessor in the trust hereunder with like effect as if originally named as Trustee or as one of Trustees hereunder. Whenever in this Deed of Trust reference is made to Trustee, it shall be construed to mean Trustee or Trustees for the time being, whether original or successors or successor in trust; and all title, estate, rights, powers, trusts and duties hereunder given or appertaining to or devolving upon Trustee shall be in each of Trustees so that any action hereunder or purporting to be hereunder of any one of the original or any successor Trustee shall for purposes be considered to be, and as effective as, the action of all Trustees.

     Section 4.17 Particular State Provisions. There is attached hereto and made a part hereof Exhibit B containing additional provisions that are necessary or appropriate under the laws of the state in which the Mortgaged Property is located or pursuant to the provisions of any permitted property liens.

                                    ARTICLE V

                CERTAIN PROVISIONS CONCERNING THE PRIOR MORTGAGE

     Section 5.01 Payment on Prior Deed of Trust. Trustor will promptly pay, when due and payable, the interest, principal, and all other sums and charges secured by and described in, the Prior Deed of Trust and the other UBS Loan Documents.

     Section 5.02 Performance of UBS Loan Documents. Trustor will promptly perform and observe all of the terms, covenants, and conditions required to be performed and observed by Trustor under the UBS Loan Documents, within the periods (inclusive of grace periods) provided in the UBS Loan Documents, and will do all things necessary to avoid the occurrence of any default with respect to the UBS Loan Documents.

     Section 5.03 Default on UBS Loan Documents. Any Event of Default under the UBS Loan Documents shall be an Event of Default under Article II of this Deed of Trust.

     Section 5.04 No Modifications. Trustor will not directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition of the UBS Loan Agreement or any of the other UBS Loan Documents as in effect on December 2, 1997 (A) which the Beneficiary or the Majority Revolving Lenders deem material (including, without limitation, terms, provisions or conditions relating to events of default, acceleration rights or other remedies, tenor, interest rates, substitution of collateral, the non-recourse nature of such financing, covenants and prohibitions against amending any of the Loan Documents) or (B) which the Beneficiary reasonably determines would place any further material restrictions on the Trustor or its Subsidiaries or materially increase the obligations of the Trustor or any of its Subsidiaries thereunder or confer on the holders thereof any material additional rights.

     Section 5.05 Consent of Prior Beneficiary. Notwithstanding anything to the contrary contained in this Deed of Trust, the rights of Beneficiary hereunder will be limited in that, until all of the obligations secured by the Prior Deed of Trust have been indefeasibly paid in full, Beneficiary shall not, without obtaining the prior written consent of the Prior Beneficiary, which consent may be withheld in Prior Beneficiary's sole and absolute discretion (a) modify, amend, supplement or extend the terms and provisions of Article V of this Deed of Trust, or (b) commence an enforcement action or other remedial proceeding, or
(c) exercise any remedies provided for under this Deed of Trust at law or in equity with respect to the Mortgaged Property (including, without limitation, the commencement of foreclosure proceedings or the appointment of a receiver), or (d) seek to enforce any judgment against the Mortgaged Property in a manner which is prohibited under this Article V, or (e) otherwise use its position as a junior lienor to take any actions with respect to the Mortgaged Property, or to interfere with or otherwise impede any actions that Prior Beneficiary may wish to take with respect to the Mortgaged Property; provided, that notwithstanding the provisions set forth in (a) through (e) above, Beneficiary may make protective advances contemplated by this Deed of Trust, including without limitation, for past due real estate taxes, insurance premiums, repair costs and other amounts which could result in a lien or encumbrance upon the Mortgaged Property and may join in any enforcement action or other remedial proceeding that has been commenced by or on behalf of the Prior Beneficiary to assure that Beneficiary's junior lien is not extinguished, diminished or otherwise adversely affected; provided further that the Prior Beneficiary consents to Beneficiary acting in Trustor's stead under this Deed of Trust, subject to all the conditions and requirements hereunder, and under the UBS Loan Documents, if Trustor is in default with respect to its obligations to Beneficiary (it being understood that Beneficiary shall not, by the making of any protective advance, acquire by subrogation or otherwise any lien, estate or interest in the Mortgaged Property which may be prior to the lien, estate or interest of the Prior Beneficiary, but the amount of any such advances shall be secured by the lien of this Deed of Trust).

     Section 5.06 Subject to the UBS Loan Documents. Beneficiary acknowledges that the terms, conditions, provisions and lien of this Deed of Trust, any Assignment of Leases and Rents hereafter delivered to Beneficiary with respect to the Mortgaged Property and any documents hereafter delivered pursuant to Sections 1.02 and 1.03 of this Deed of Trust and all of Beneficiary's rights under this Deed of Trust, any Assignment of Leases and Rents hereafter delivered to Beneficiary with respect to the Mortgaged Property and any documents hereafter delivered pursuant to Section 1.02 and 1.03 are junior and subject to the terms, conditions, provisions and lien of the Prior Deed of Trust and the other UBS Loan Documents and all of Prior Beneficiary's rights thereunder. Beneficiary further acknowledges that if Trustor's compliance with any of the terms, covenants, conditions or other provisions of this Deed of Trust would be inconsistent with or cause a default under the UBS Loan Documents, Trustor shall not be obligated to comply with such term, covenant or condition or other provision contained in this Deed of Trust. Notwithstanding the foregoing, nothing herein shall preclude the operation of any term, covenant, provision, or condition of, or right of Beneficiary under, this Deed of Trust which is not inconsistent with, the terms, covenants, provisions and conditions of, and rights of Prior Beneficiary under the Prior Deed of Trust and the other UBS Loan Documents, and which would not cause a default under, the UBS Loan Documents.

     Section 5.07 Third Party Beneficiary. It is expressly intended and agreed by the parties to this Deed of Trust that (a) the Prior Beneficiary is a third party beneficiary of this Deed of Trust and is relying upon the terms and provisions of this Article V, (b) the Prior Deed of Trust shall be recorded first, (c) the Prior Beneficiary shall have the right, in addition to all other remedies, to specifically enforce the provisions of this Article V and shall be entitled to injunctive and other equitable relief in connection therewith and
(d)  Trustor  and  Beneficiary
expressly agree that the rights of the parties hereunder are the same as they would be if the Beneficiary and the Prior Beneficiary had executed a separate intercreditor agreement.

     Section 5.08 Consent to Non-Disturbance Agreement. Trustee and Beneficiary hereby agree to give a non-disturbance agreement to any lessee or tenant with respect to which the Prior Beneficiary shall have executed a similar non-disturbance agreement and, if the Trustee and Beneficiary fail to give any such non-disturbance agreement, the Trustee and Beneficiary nevertheless agree not to disturb the possession or occupancy of any lessee or tenant of all or any portion of the Mortgaged Property without the prior written consent of the Prior Beneficiary in each instance.

     Section 5.09 Release of Mortgaged Property. Subject to the terms and provisions of Section 6.3(h) of the Agreement, in the event the Prior Beneficiary releases all or any portion of the Mortgaged Property from the lien of the Prior Deed of Trust, then Beneficiary hereby irrevocably appoints the Prior Beneficiary as its attorney-in-fact (coupled with an interest) to execute and deliver, in the name, and on behalf of Beneficiary, any and all documents necessary to release the Mortgaged Property (or such portion thereof being released from the lien of the Prior Deed of Trust) from the lien of this Deed of Trust. Beneficiary hereby acknowledges that it shall not be entitled to receive any payment in connection with the release of the Mortgaged Property (or any portion thereof) from the lien of this Deed of Trust, including, without limitation, the proceeds of any sale thereof, unless and until the Prior Beneficiary is fully paid all sums due under the UBS Loan Documents. The Trustor hereby agrees that it will provide the Beneficiary with written notice as to the release of all or any portion of the Mortgaged Property from the lien of the Prior Deed of Trust.

     Section 5.10 Bankruptcy, Insolvency, etc. In the event of (a) any insolvency, dissolution, winding up, liquidation, readjustment, composition, reorganization or other similar proceedings relating to Trustor (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of Trustor, or any sale of all or substantially all of the Mortgaged Property, or otherwise ) or (b) any receivership or other equivalent proceeding with respect to the Mortgaged Property, all sums due under the UBS Loan Documents shall first be indefeasibly paid in full before Beneficiary shall be entitled to retain any payment or distribution received as proceeds of the Mortgaged Property of any kind or character, whether in cash, property or securities. Beneficiary hereby irrevocably authorizes and agrees that the Prior Beneficiary may, in its sole discretion, in the name of Beneficiary, or otherwise, demand, sue for, collect, receive and give receipt for any and all payments or distributions of any kind or character, whether in cash, property or securities, which are proceeds of the Mortgaged Property to which Beneficiary would be entitled if the Deed of Trust were not subject to the Prior Deed of Trust pursuant to the terms hereof.

Upon request, Beneficiary shall furnish to the Prior Beneficiary, as promptly as practicable, all information in its possession relating to the Mortgaged Property which the Prior Beneficiary considers reasonably necessary in connection with any action by the Prior Beneficiary permitted under the foregoing provisions of this Section 5.10. Beneficiary will not initiate any proceedings to modify or lift the stay provided for in SECTION 362(a) of Title 11 of the United States Code in respect of the Mortgage or the Mortgaged Property. Notwithstanding anything to the contrary contained herein, nothing contained in this Section 5.10 shall preclude Beneficiary from asserting any claim in any such proceeding with respect to all Secured Obligations secured hereby as it pertains to any property, cash or securities of Borrower other than the Mortgaged Property.

     Section 5.11 Other Payments. In the event that the Beneficiary receives any payment or other distribution of any kind or character from the Trustor or from any other source whatsoever as proceeds of the Mortgaged Property, which it is not entitled to retain pursuant to this Article V, Beneficiary shall immediately deliver the same to the Prior Beneficiary, in the form received, together with any necessary endorsements, in each case for application pursuant to the UBS Loan Documents, but until so received by the Prior Beneficiary, the same shall be held in trust by Beneficiary as the property of the Prior Beneficiary.

                                   ARTICLE VI

                   RESTATEMENT OF POST-PETITION MORTGAGE LIENS

     Section 6.01 Post-Petition Mortgage Liens. This Deed of Trust amends and restates in their entirety the Post-Petition Mortgage Liens; provided that, to the fullest extent permitted by law, (as) the priority of all liens, security interests and other encumbrances evidenced hereby or arising hereunder shall relate back to the date and time the Post-Petition Mortgage Liens were granted;
(b) nothing herein shall impair the creation, attachment, perfection or priority of the Post-Petition Mortgage Liens; and (c) nothing herein shall constitute a novation or discharge of the obligations secured by the Post-Petition Mortgage Liens.

     IN WITNESS WHEREOF, this Deed of Trust has been duly executed by Trustor and Beneficiary as of the day and year first above written.

                                       TRUSTOR:

                                       PAYLESS CASHWAYS, INC.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


                                       BENEFICIARY:

                                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                         as Coordinating and Collateral Agent


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

CONSENTED AND AGREED TO:

[UBS MORTGAGE FINANCE, INC.]


By:
   -------------------------------
   Name:
   Title:


                            [NOTARY BLOCK -- PAYLESS]


                             [NOTARY BLOCK -- CIBC]

                        [NOTARY BLOCK - PRIOR MORTGAGEE]

                                    EXHIBIT A

                              (DESCRIPTION OF LAND)

                                    EXHIBIT B

                             (LOCAL LAW PROVISIONS)